UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, Rockwell Medical, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting, as noted in Item 5.07 below, the shareholders approved an amendment of the Company’s Amended and Restated 2007 Long Term Incentive Plan, as amended (the “LTIP”), which had been previously approved by the Board of Directors of the Company subject to shareholder approval.  Among other things, the amendment increases the total number of common shares subject to the LTIP from 9,500,000 shares to 11,500,000 shares.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on May 21, 2015, the shareholders voted to (1) reelect two incumbent directors for a term expiring in 2018, (2) approve the amendment of the LTIP increasing the number of shares available for grants, and (3) ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2015.  The following tables set forth the final voting results on each matter.

Director Nominee	For	Withheld	Broker Non-Votes
Robert Chioini	13,992,417	3,663,082	25,313,617
Patrick Bagley	13,629,380	4,026,119	25,313,617

Proposal	For	Against	Abstain	Broker Non- Votes
Approve amendment of LTIP	10,310,242	6,224,242	1,121,015	25,313,617
Ratify the selection of Plante & Moran, PLLC	42,413,369	328,215	227,532	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: May 28, 2015	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer